SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): August 21, 2001


                               CEL-SCI CORPORATION
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             (Exact name of Registrant as specified in its charter)


     Colorado                         0-11503                   84-0916344
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)



                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
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                                       N/A
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          (Former name or former address if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosure

      In December 1999 and January 2000, CEL-SCI sold 1,148,592 shares of its common stock, plus Series A and Series B warrants, to Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC for $2,800,000. The Series A warrants allowed the holders to purchase up to 402,007 shares of CEL-SCI's common stock at a price of $2.925 per share at any time prior to December 8, 2002. CEL-SCI issued 273,834 shares of common stock upon the exercise of the Series B warrants, which have since expired.

      In March 2000, CEL-SCI sold 1,026,666 shares of its common stock, plus Series C and Series D warrants, to the same private investors referred to above for $7,700,000. The Series C warrants allowed the holders to purchase up to 413,344 shares of CEL-SCI's common stock at a price of $8.50 per share at any time prior to March 21, 2003. The Series D warrants allowed the holders, to the extent the held any shares purchased in the March 2000 offering, to acquire additional shares of CEL-SCI's common stock at a nominal price in the event the price of CEL-SCI's common stock fell below $7.50 per share prior to certain fixed vesting dates. On the first fixed vesting date the price of CEL-SCI's common stock was $1.47 and on the second, and final vesting date, the price of CEL-SCI's common stock was $1.08. As a result, and in accordance with the terms of the Series D warrants, the private investors were entitled to receive 5,734,155 additional shares of CEL-SCI's common stock, of which 3,521,238 shares had been issued and 959,340 shares had been sold as of August 15, 2001.

      On August 16, 2001 CEL-SCI, Advantage Fund II and Koch Investment Group agreed to restructure the terms of the Series A, C and D warrants in the following manner:

      Advantage Fund II, Koch Investment Group Limited and Mooring Capital Fund LLC exchanged the 3,588,564 shares of CEL-SCI's common stock which they owned, plus their unexercised Series D Warrants, for 6,288 shares of CEL-SCI's Series E Preferred stock. At the holder's option, each Series E Preferred share is convertible into shares of CEL-SCI's common stock on the basis of one Series E Preferred share for shares of common stock equal in number to the amount determined by dividing $1,000 by the lesser of $5 or 93% of the average closing bid prices (the "Conversion Price") of CEL-SCI's common stock on the American Stock Exchange for the five days prior to the date of each conversion notice.

      Notwithstanding the above, the maximum number of common shares issuable upon the conversion of each Series E Preferred share prior to August 16, 2003 will be the greater of 5,801,481 shares or the number of common shares determined by dividing $1,000 by the price per share of common stock (if up to $2,000,000 is raised by CEL-SCI in a single Capital Raising Transaction) or the average weighted price per share of common stock (if up to $2,000,000 is raised by CEL-SCI in a series of Capital Raising Transactions) sold by CEL-SCI prior to November 14, 2001. The term Capital Raising Transaction means, at any time prior to November 14, 2001, a transaction or series of transactions by which (i) CEL-SCI receives up to $2,000,000 in connection with the Company's issuance of its common stock and (ii) CEL-SCI is required to register for resale any securities which were sold or agreed to be sold.

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      Each Series E Preferred share can be redeemed by CEL-SCI at a price of
$1,200 per share, plus accrued dividends, at any time prior to July 18, 2003. At any time on or after July 18, 2001 and prior to the close of business on August 16, 2003 CEL-SCI may redeem any outstanding Series E Preferred shares at a price of $1,000 per share.

      Preferred shares that have not been redeemed or converted by August 16, 2003 will automatically convert to twice the number of shares of common stock which such shares would otherwise convert into based upon the Conversion Price on such date. On August 16, 2003 CEL-SCI will also be required to issue the holders of any Series E Preferred shares which are then outstanding Series E warrants which will allow the holders of the warrants to purchase shares of CEL-SCI's common stock equal in number to 33% of the common shares which were issued upon the conversion of the remaining Series E Preferred shares. These warrants, if issued, will be exercisable at any time prior to August 17, 2006 at a price equal to 110% of the volume weighted average price of CEL-SCI's common stock for the five days prior to August 16, 2003.

      Each Series E Preferred share is entitled to a quarterly dividend of $60 per share, payable in cash. Dividends not declared will accumulate. Except as otherwise provided by law the Series E Preferred shares do not have any voting rights. The Series E Preferred shares have a liquidation preference over CEL-SCI's common stock.

      As part of this transaction the three investors exchanged their Series A and Series C warrants for new Series E warrants. The Series E warrants collectively allow the holders to purchase up to 815,351 additional shares of CEL-SCI's common stock at a price of $1.19 per share at any time prior to August 16, 2004.

      With respect to the shares issuable upon the conversion of the Series E Preferred shares, or the exercise of the Series E warrants, Advantage II and Koch have agreed that until October 22, 2001, they will limit their respective weekly sales of CEL-SCI's common stock to 7% of the average of the four prior weeks trading volume in CEL-SCI's common stock as listed by Bloomberg Financial Services. Mooring Financial has agreed to limit its weekly sales of CEL-SCI's common stock to 1.67% of the average of the four prior weeks trading volume as listed by Bloomberg. Thereafter, each of Advantage II and Koch will limit their respective weekly sales of CEL-SCI's common stock to 9% of the average of the four prior weeks traded volume as listed by Bloomberg, while Mooring Financial will limit its weekly sales of CEL-SCI's common stock to 2.14% of the average of the four prior weeks trading volume as listed by Bloomberg. If CEL-SCI's trading volume reaches 200,000 shares or more on any give day, each of Advantage II and Koch will be allowed to sell an additional 4.5% of that day's trading volume on each of that day and the following day, while Mooring Financial will be allowed to sell an additional 1% of that day's trading volume on each of that day and the following day.

      The actual number of shares issuable upon the conversion of the Series E Preferred shares will vary depending upon a number of factors, including the price of CEL-SCI's common stock at certain dates. Accordingly, the number of shares of common stock which will be issued upon the conversion of the Series E Preferred shares cannot be determined at this time. However, prior to August 16, 2003, CEL-SCI would not be required to issue more than 5,801,481 shares of its

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common stock upon the conversion of the Series E Preferred shares, subject to any adjustment due to a Capital Raising Transaction.

Item 7.  Financial Statements and Exhibits

      Exhibit Number      Description

      4                   Share Exchange Agreement

      10.1                Designation of Series E Preferred stock (as amended)

      10.2                Series E Warrants (Callable Warrants)

      10.3                Secondary Warrants (Warrant No. 2)


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 21, 2001

                                 CEL-SCI CORPORATION



                                 By: /s/ Maximilian de Clara
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                                      Maximilian de Clara, President